Exhibit 5.1

July 11, 2014

LifePoint Hospitals, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

Re: $1,100,000,000 Senior Notes due 2021

Ladies and Gentlemen:

We have acted as counsel to LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), and each of the subsidiaries of the Company listed on Schedule I (the “Delaware Guarantors”) in connection with the Company’s offer (the “Exchange Offer”) to exchange up to $1,100,000,000 aggregate principal amount of its 5.5% Senior Notes due 2021 (the “Exchange Notes”) for any and all of its outstanding 5.5% Senior Notes due 2021 (the “Old Notes”) pursuant to a registration statement on Form S-4 filed with the Securities and Exchange Commission on July 11, 2014 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Old Notes were issued and the Exchange Notes are to be issued under the indenture dated as of December 6, 2013 (as amended or supplemented to the date hereof, the “Indenture”) among the Company, the Delaware Guarantors, the subsidiaries of the Company listed on Schedule II (the “Non-Delaware Guarantors,” and together with the Delaware Guarantors, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”). The New Notes will be guaranteed by each of the Guarantors pursuant to the terms of the Indenture (the “Guarantees”).

We have examined such certificates of public officials and certificates of officers of the Company, and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records, agreements and instruments of the Company, and such other documents, records, agreements and instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In our examination, we have assumed the genuineness of signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies, or as retrieved from the Securities and Exchange Commission’s EDGAR database. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law, Limited Liability Company Act and Revised Uniform Limited Partnership Act of the State of Delaware, and we do not express any opinion herein concerning any other laws. In making our examination of documents executed by parties other than the Company and the Delaware Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. With respect to such matters in respect of the Non-Delaware Guarantors, we understand that there have been filed with the Commission as exhibits to the Registration Statement opinions of: (i) Waller Lansden Dortch & Davis, LLP, with respect to the Alabama, Florida, Tennessee and Texas Guarantors; (ii) Coppersmith Brockelman PLC, with respect to the Arizona Guarantors; (iii) Gordon & Rees, LLP, with respect to the Colorado Guarantors; (iv) Bingham Greenebaum Doll LLP, with respect to the Indiana Guarantors; (v) Polsinelli PC, with respect to the Kansas Guarantors; (vi) Hancock, Daniel, Johnson & Nagle, P.C., with respect to the Kentucky, Mississippi, Virginia and West Virginia Guarantors; (vii) Taylor Porter Brooks & Phillips, LLP, with respect to the Louisiana Guarantors; (viii) Plunkett Cooney, P.C., with respect to the Michigan Guarantors; (ix) Gordon Silver LLP, with respect to the Nevada Guarantors; (x) Lewis Roca Rothgerber LLP, with respect to the New Mexico Guarantors; (xi) Stoel Rives LLP, with respect to the Oregon and Washington Guarantors; and (xii) Stradley Ronon Stevens & Young, LLP, with respect to the Pennsylvania Guarantors.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Exchange Notes have been duly executed, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Old Notes in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, (a) the Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and (b) the Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

The foregoing opinion as to enforceability of obligations of the Company and the Guarantors is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

MR:PM:JC

Schedule I

America Management Companies, LLC	Delaware
AMG-Crockett, LLC	Delaware
AMG-Hillside, LLC	Delaware
AMG-Livingston, LLC	Delaware
AMG-Logan, LLC	Delaware
AMG-Southern Tennessee, LLC	Delaware
AMG-Trinity, LLC	Delaware
Andalusia Physician Practices, LLC	Delaware
Ashland Physician Services, LLC	Delaware
Ashley Valley Medical Center, LLC	Delaware
Ashley Valley Physicians Practice, LLC	Delaware
Athens Physicians Practice, LLC	Delaware
Athens Regional Medical Center, LLC	Delaware
Athens Surgery Center Partner	Delaware
Barrow Medical Center, LLC	Delaware
Bartow General Partner, LLC	Delaware
Bartow Memorial Limited Partner, LLC	Delaware
Bell JV, LLC	Delaware
Bolivar Physician Practices, LLC	Delaware
Bourbon Community Hospital, LLC	Delaware
Bourbon Physician Practice, LLC	Delaware
Castleview Hospital, LLC	Delaware
Castleview Medical, LLC	Delaware
Castleview Physician Practice, LLC	Delaware
Clark Regional Physician Practices, LLC	Delaware
Clinch Professional Physician Services, LLC	Delaware
Colorado Plains Physician Practices, LLC	Delaware
Community Medical, LLC	Delaware
Community-Based Services, LLC	Delaware
Crockett Hospital, LLC	Delaware
Crockett PHO, LLC	Delaware
Danville Diagnostic Imaging Center, LLC	Delaware
Danville Physician Practices, LLC	Delaware
Danville Regional Medical Center, LLC	Delaware
Danville Regional Medical Center School of Health Professions, LLC	Delaware
DLP Partner, LLC	Delaware
DLP Partner Marquette, LLC	Delaware
DLP Partner MedWest, LLC	Delaware
DLP Partner Twin County, LLC	Delaware
DLP Partner Wilson Rutherford, LLC	Delaware
Fauquier Partner, LLC	Delaware
Georgetown Community Hospital, LLC	Delaware
Georgetown Rehabilitation, LLC	Delaware
Guyan Valley Hospital, LLC	Delaware
Halstead Hospital, LLC	Delaware
HCK Logan Memorial, LLC	Delaware
HDP Andalusia, LLC	Delaware
HDP Georgetown, LLC	Delaware
Hillside Hospital, LLC	Delaware
Historic LifePoint Hospitals, Inc.	Delaware
HRMC, LLC	Delaware
HST Physician Practice, LLC	Delaware
HTI Georgetown, LLC	Delaware
HTI PineLake, LLC	Delaware

HSC Manager, LLC	Delaware
HSCGP, LLC	Delaware
Integrated Physician Services, LLC	Delaware
Kentucky Hospital, LLC	Delaware
Kentucky Medserv, LLC	Delaware
Kentucky MSO, LLC	Delaware
Lake Cumberland Cardiology Associates, LLC	Delaware
Lake Cumberland Physician Practices, LLC	Delaware
Lake Cumberland Regional Hospital, LLC	Delaware
Lake Cumberland Regional Physician Hospital Organization, LLC	Delaware
Lakeland Community Hospital, LLC	Delaware
Lakeland Physician Practices, LLC	Delaware
Lamar Surgery Center, LP	Delaware
Lander Valley Physician Practices, LLC	Delaware
Las Cruces Cardiology Group, LLC	Delaware
Las Cruces Endoscopy Partner, LLC	Delaware
Las Cruces Physician Practices, LLC	Delaware
LCMC MRI, LLC	Delaware
LCMC PET, LLC	Delaware
LHSC, LLC	Delaware
LifePoint Acquisition Corp.	Delaware
LifePoint Asset Management Company, Inc.	Delaware
LifePoint Billing Services, LLC	Delaware
LifePoint Corporate Services, General Partnership	Delaware
LifePoint CSLP, LLC	Delaware
LifePoint Holdings 2, LLC	Delaware
LifePoint Holdings 3, Inc.	Delaware
LifePoint Hospitals Holdings, Inc.	Delaware
LifePoint of GAGP, LLC	Delaware
LifePoint of Georgia, Limited Partnership	Delaware
LifePoint of Kentucky, LLC	Delaware
LifePoint of Lake Cumberland, LLC	Delaware
LifePoint RC, Inc.	Delaware
LifePoint VA Holdings, Inc.	Delaware
LifePoint WV Holdings, Inc.	Delaware
Livingston Regional Hospital, LLC	Delaware
Logan General Hospital, LLC	Delaware
Logan Healthcare Partner, LLC	Delaware
Logan Medical, LLC	Delaware
Logan Memorial Hospital, LLC	Delaware
Logan Physician Practice, LLC	Delaware
Los Alamos Physician Practices, LLC	Delaware
Martinsville Physician Practices, LLC	Delaware
Meadowview Physician Practice, LLC	Delaware
Meadowview Regional Medical Center, LLC	Delaware
Meadowview Rights, LLC	Delaware
Memorial Prompt Care, LLC	Delaware
Mercy Physician Practices, LLC	Delaware
Minden Physician Practices, LLC	Delaware
Northeastern Nevada Physician Practices, LLC	Delaware
Northwest Medical Center — Winfield, LLC	Delaware
Norton Partner, LLC	Delaware
NWMC — Winfield Anesthesia Physicians, LLC	Delaware
NWMC — Winfield Hospitalist Physicians, LLC	Delaware
NWMC — Winfield Physician Practices, LLC	Delaware
OmniPoint Surgical Associates, LLC	Delaware
Opelousas Imaging Center Partner, LLC	Delaware

Opelousas PET/CT Imaging Center, LLC	Delaware
PHC Hospitals, LLC	Delaware
PHC-Selma, LLC	Delaware
PineLake Physician Practice, LLC	Delaware
PineLake Regional Hospital, LLC	Delaware
Poitras Practice, LLC	Delaware
Portage Partner, LLC	Delaware
PRHC-Alabama, LLC	Delaware
Principal Knox, L.L.C.	Delaware
Principal Knox, L.P.	Delaware
Province Healthcare Company	Delaware
Putnam Ambulatory Surgery Center, LLC	Delaware
Putnam Community Medical Center, LLC	Delaware
Putnam Physician Practices, LLC	Delaware
R. Kendall Brown Practice, LLC	Delaware
River Parishes Holdings, LLC	Delaware
River Parishes Hospital, LLC	Delaware
River Parishes Partner, LLC	Delaware
River Parishes Physician Practices, LLC	Delaware
Riverton Memorial Hospital, LLC	Delaware
Riverton Oncology Practice, LLC	Delaware
Riverton Physician Practices, LLC	Delaware
Riverview Medical Center, LLC	Delaware
Riverview Physician Practices, LLC	Delaware
Russellville Hospital, LLC	Delaware
Russellville Physician Practices, LLC	Delaware
Select Healthcare, LLC	Delaware
Selma Diagnostic Imaging, LLC	Delaware
Siletchnik Practice, LLC	Delaware
Smith County Memorial Hospital, LLC	Delaware
Somerset Surgery Partner, LLC	Delaware
Southern Tennessee EMS, LLC	Delaware
Southern Tennessee Medical Center, LLC	Delaware
Southern Tennessee PHO, LLC	Delaware
Spring View Hospital, LLC	Delaware
Spring View Physician Practices, LLC	Delaware
Springhill Medical Center, LLC	Delaware
Starke Physician Practices, LLC	Delaware
Sumner Physician Practices, LLC	Delaware
Sumner Real Estate Holdings, LLC	Delaware
Sumner Regional Medical Center, LLC	Delaware
The MRI Center of Northwest Alabama, LLC	Delaware
THM Physician Practice, LLC	Delaware
Trousdale Medical Center, LLC	Delaware
Trousdale Physician Practices, LLC	Delaware
Valley View Physician Practices, LLC	Delaware
Vaughan Physician Practices, LLC	Delaware
Ville Platte Medical Center, LLC	Delaware
Western Plains Physician Practices, LLC	Delaware
Western Plains Regional Hospital, LLC	Delaware
Woodford Hospital, LLC	Delaware
Wythe County Community Hospital, LLC	Delaware
Wythe County Physician Practices, LLC	Delaware

Schedule II

Acquisition Bell Hospital, LLC	Michigan
Bartow Healthcare System, Ltd.	Florida
Bell Physician Practices, Inc.	Michigan
Brim Hospitals, Inc.	Oregon
Buffalo Trace Radiation Oncology Associates, LLC	Kentucky
Care Health Company, Inc.	Washington
Clinch Valley Medical Center, Inc.	Virginia
Clinch Valley Physicians Associates, LLC	Virginia
Clinch Valley Pulmonology, LLC	Virginia
Clinch Valley Urology, LLC	Virginia
Community Hospital of Andalusia, Inc.	Alabama
Dodge City Healthcare Group, LLC	Kansas
Dodge City Healthcare Partner, Inc.	Kansas
Kansas Healthcare Management Company, Inc.	Kansas
Kansas Healthcare Management Services, LLC	Kansas
Kentucky Physician Services, Inc.	Kentucky
LifePoint Medical Group — Hillside, Inc.	Tennessee
Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC	Virginia
Mexia Principal Healthcare Limited Partnership	Texas
Mexia-Principal, Inc.	Texas
Orthopedics of Southwest Virginia, LLC	Virginia
Palestine Principal Healthcare Limited Partnership	Texas
Palestine-Principal G.P., Inc.	Texas
PHC-Ashland, L.P.	Pennsylvania
PHC-Aviation, Inc.	Tennessee
PHC-Belle Glade, Inc.	Florida
PHC-Charlestown, L.P.	Indiana
PHC-Cleveland, Inc.	Mississippi
PHC-Doctors’ Hospital, Inc.	Louisiana
PHC-Elko, Inc.	Nevada
PHC-Fort Mohave, Inc.	Arizona
PHC-Fort Morgan, Inc.	Colorado
PHC-Indiana, Inc.	Indiana
PHC-Knox, Inc.	Nevada
PHC-Lake Havasu, Inc.	Arizona
PHC-Lakewood, Inc.	Louisiana
PHC-Las Cruces, Inc.	New Mexico
PHC-Los Alamos, Inc	New Mexico
PHC-Louisiana, Inc.	Louisiana
PHC-Martinsville, Inc.	Virginia
PHC-Minden G.P., Inc.	Louisiana
PHC-Minden, L.P.	Louisiana
PHC-Morgan City, L.P.	Louisiana
PHC-Morgan Lake, Inc.	Louisiana
PHC-Opelousas, L.P.	Louisiana
PHC-Palestine, Inc.	Nevada
PHC-Tennessee, Inc.	Tennessee
PRHC-Ennis G.P., Inc.	Texas
PRHC-Ennis, L.P.	Texas
Principal Hospital Company of Nevada, Inc.	Nevada
Principal-Needles, Inc.	Tennessee
Raleigh General Hospital, LLC	West Virginia
SST Community Health, L.L.C.	Tennessee
Texas Specialty Physicians	Texas

West Virginia Management Services Organization, Inc.	West Virginia
Zone, Incorporated	West Virginia